UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2010

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2010, the Board of Directors of GAMCO Investors, Inc. (“GAMCO”) approved and adopted amendments to the Amended and Restated By-Laws (“By-Laws”) of GAMCO. The amendments were effective as of May 24, 2010.  The amendments sets forth the processes and advance notice procedures that stockholders of GAMCO must follow, and specifies additional information that stockholders of GAMCO must provide, when proposing director nominations at any annual or special meeting of GAMCO’s stockholders or other business to be considered at an annual meeting of stockholders.  Generally, the amended By-Laws provide that advance notice of shareholder nominations or proposal of business be provided to GAMCO not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the preceding annual meeting of shareholders.  The amendments also makes conforming changes to references in the By-Laws of the name “Gabelli Asset Management Inc.” to “GAMCO Investors, Inc.”

The preceding is qualified in its entirety by reference to the Amended and Restated By-Laws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

3.1	Amended and Restated By-Laws of GAMCO Investors, Inc. dated May 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Jeffrey M. Farber

Jeffrey M. Farber
Executive Vice-President and Chief Financial Officer

Date:	May 28, 2010

Exhibit Index

Exhibit No.

3.1	Amended and Restated By-Laws of GAMCO Investors, Inc. dated May 24, 2010